Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Albany-Cambridge Terrace OR Owner, LLC

2.	CHP Albany-Cambridge Terrace OR Tenant Corp.

3.	CHP Auburn WA Owner, LLC

4.	CHP Auburn WA Tenant Corp.

5.	CHP Batesville Healthcare Owner, LLC

6.	CHP Bay Medical CA MOB Owner, LLC

7.	CHP Beaverton OR Owner, LLC

8.	CHP Beaverton OR Tenant Corp.

9.	CHP Bend-High Desert OR Owner, LLC

10.	CHP Bend-High Desert OR Tenant Corp.

11.	CHP Billings MT Owner, LLC

12.	CHP Billings MT Tenant Corp.

13.	CHP Boise ID Owner, LLC

14.	CHP Boise ID Tenant Corp.

15.	CHP Broadway Healthcare Owner, LLC

16.	CHP Calvert MOB Owner, LLC

17.	CHP Central Wing Annex MOB Owner, LLC

18.	CHP Chestnut Commons OH MOB Owner, LLC

19.	CHP Chula Vista CA MOB Owner, LLC

20.	CHP Claremont CA Owner, LLC

21.	CHP Claremont Holding, LLC

22.	CHP Coral Springs FL MOB Owner, LLC

23.	CHP Corvallis-West Hills OR Owner, LLC

24.	CHP Corvallis-West Hills OR Tenant Corp.

25.	CHP Dunkirk MOB Owner, LLC

26.	CHP Escondido CA MOB Owner, LLC

27.	CHP GP, LLC

28.	CHP Greenfield IN MOB Owner, LLC

29.	CHP Gresham-Huntington Terrace OR Owner, LLC

30.	CHP Gresham-Huntington Terrace OR Tenant Corp.

31.	CHP Harbour View VA MOB Owner, LLC

32.	CHP Idaho Falls ID Owner, LLC

33.	CHP Idaho Falls ID Tenant Corp.

34.	CHP Indianapolis IN MOB Owner I, LLC

35.	CHP Indianapolis IN MOB Owner II, LLC

36.	CHP Indianapolis IN MOB Owner III, LLC

37.	CHP Isle at Cedar Ridge TX Owner, LLC

38.	CHP Isle at Cedar Ridge TX Tenant Corp.

39.	CHP Isle at Watercrest-Bryan TX Owner, LLC

40.	CHP Isle at Watercrest-Bryan TX Tenant Corp.

41.	CHP Isle at Watercrest-Mansfield TX Owner, LLC

42.	CHP Isle at Watercrest-Mansfield TX Tenant Corp.

43.	CHP Jasper AL Owner, LLC

44.	CHP Jasper AL Tenant Corp.

45.	CHP Jefferson Commons Condo MOB Owner, LLC

46.	CHP Jonesboro Healthcare Owner, LLC

47.	CHP Knoxville Plaza A MOB Owner, LLC

48.	CHP Knoxville Plaza B MOB Owner, LLC

49.	CHP Lancaster OH MOB Owner, LLC

50.	CHP Leawood KS MOB Owner, LLC

51.	CHP Legacy Ranch TX Owner, LLC

52.	CHP Legacy Ranch TX Tenant Corp.

53.	CHP Lincoln Plaza AZ MOB Owner, LLC

54.	CHP Longview-Monticello Park WA Owner, LLC

55.	CHP Longview-Monticello Park WA Tenant Corp.

56.	CHP Magnolia Healthcare Owner, LLC

57.	CHP Medford-Arbor Place OR Owner, LLC

58.	CHP Medford-Arbor Place OR Tenant Corp.

59.	CHP Medical Arts MOB Owner, LLC

60.	CHP Mine Creek Healthcare Owner, LLC

61.	CHP MOB Holding, LLC

62.	CHP Montecito Partners I, LLC

63.	CHP Montecito Partners II, LLC

64.	CHP North Mountain AZ MOB Owner, LLC

65.	CHP Ohio MOB Holding, LLC

66.	CHP Park at Plainfield IL Owner, LLC

67.	CHP Park at Plainfield IL Tenant Corp.

68.	CHP Partners, LP

69.	CHP Raider Ranch TX Owner, LLC

70.	CHP Raider Ranch TX Senior Housing Owner, LLC

71.	CHP Raider Ranch TX Tenant Corp.

72.	CHP Roseburg-Oak Park OR Owner, LLC

73.	CHP Roseburg-Oak Park OR Tenant Corp.

74.	CHP Salem-Gibson Creek OR Owner, LLC

75.	CHP Salem-Gibson Creek OR Tenant Corp.

76.	CHP Salem-Orchard Heights OR Owner, LLC

77.	CHP Salem-Orchard Heights OR Tenant Corp.

78.	CHP Salem-Southern Hills OR Owner, LLC

79.	CHP Salem-Southern Hills OR Tenant Corp.

80.	CHP Sandy-Cascadia Village OR Owner, LLC

81.	CHP Sandy-Cascadia Village OR Tenant Corp.

82.	CHP Searcy Healthcare Owner, LLC

83.	CHP Senior Living Net Lease Holding, LLC

84.	CHP SL Owner Holding I, LLC

85.	CHP SL Owner Holding II, LLC

86.	CHP Solomons Island MOB Owner, LLC

87.	CHP Sparks NV Owner, LLC

88.	CHP Sparks NV Tenant Corp.

89.	CHP Springs TX Owner, LLC

90.	CHP Springs TX Tenant Corp.

91.	CHP Tillamook-Five Rivers OR Owner, LLC

92.	CHP Tillamook-Five Rivers OR Tenant Corp.

93.	CHP Town Village OK Owner, LLC

94.	CHP Town Village OK Tenant Corp.

95.	CHP TRS Holding, Inc.

96.	CHP Tualatin-Riverwood OR Owner, LLC

97.	CHP Tualatin-Riverwood OR Tenant Corp.

98.	CHP Vancouver-Bridgewood WA Owner, LLC

99.	CHP Vancouver-Bridgewood WA Tenant Corp.

100.	CHP Watercrest at Bryan TX Owner, LLC

101.	CHP Watercrest at Bryan TX Tenant Corp.

102.	CHP Watercrest at Mansfield Holding, LLC

103.	CHP Watercrest at Mansfield TX Owner, LLC

104.	CHP Watercrest at Mansfield TX Tenant Corp.

105.	CHP Westville IN MOB Owner, LLC

106.	CHP Yelm-Rosemont WA Owner, LLC

107.	CHP Yelm-Rosemont WA Tenant Corp.

108.	CHT Aberdeen SD Senior Living, LLC

109.	CHT Acworth GA Owner, LLC

110.	CHT Acworth GA Tenant Corp.

111.	CHT Billings MT Senior Living, LLC

112.	CHT Brookridge Heights MI Owner, LLC

113.	CHT Brookridge Heights MI Tenant Corp.

114.	CHT Casper WY Senior Living, LLC

115.	CHT Council Bluffs IA Senior Living, LLC

116.	CHT Curry House MI Owner, LLC

117.	CHT Curry House MI Tenant Corp.

118.	CHT Decatur IL Senior Living, LLC

119.	CHT GCI Partners I, LLC

120.	CHT Grand Island NE Senior Living, LLC

121.	CHT Harborchase Assisted Living Owner, LLC

122.	CHT Harborchase TRS Tenant Corp.

123.	CHT Lima OH Senior Living, LLC

124.	CHT Mansfield OH Senior Living, LLC

125.	CHT Marion OH Senior Living, LLC

126.	CHT SL IV Holding, LLC

127.	CHT Symphony Manor MD Owner, LLC

128.	CHT Symphony Manor MD Tenant Corp.

129.	CHT Tranquility at Fredericktowne MD Owner, LLC

130.	CHT Tranquility at Fredericktowne MD Tenant Corp.

131.	CHT Windsor Manor AL Holding, LLC

132.	CHT Windsor Manor TRS Corp.

133.	CHT Woodholme Gardens MD Owner, LLC

134.	CHT Woodholme Gardens MD Tenant Corp.

135.	CHT Zanesville OH Senior Living, LLC

136.	CNL Healthcare Properties, Inc. (Maryland)

137.	Grinnell IA Assisted Living Owner, LLC

138.	Grinnell IA Assisted Living Tenant, LLC

139.	Indianola IA Assisted Living Owner, LLC

140.	Indianola IA Assisted Living Tenant, LLC

141.	Nevada IA Assisted Living Owner, LLC

142.	Nevada IA Assisted Living Tenant, LLC

143.	Vinton IA Assisted Living Owner, LLC

144.	Vinton IA Assisted Living Tenant, LLC

145.	Webster City IA Assisted Living Owner, LLC

146.	Webster City IA Assisted Living Tenant, LLC

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